EXHIBIT 99.2

SANERA SYSTEMS, INC.

(A Development Stage Company)

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	June 30 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$11,660	$15,730
Prepaid expenses and other current assets	292	307
Restricted cash	81	81

Total current assets	12,033	16,118

Property and equipment, net	3,845	4,374
Deferred rent	306	153
Other assets	489	472

Total assets	$16,673	$21,117

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$746	$1,357
Accrued liabilities	1,350	1,116
Customer deposit	1,000	1,000
Current portion of secured notes payable	1,746	2,717

Total current liabilities	4,842	6,190

Secured notes payable, less current portion	278	744

Mandatorily redeemable convertible preferred stock:
Series C redeemable convertible preferred stock	11,536
Series B redeemable convertible preferred stock	48,565	48,552
Series B mandatorily redeemable convertible preferred stock warrants	88	88

Commitments and contingencies (Note 4)

Stockholders’ Deficit:
Series A convertible preferred stock	17,465	17,465
Series A convertible preferred stock warrants	679	679
Common stock	468	382
Deficit accumulated during development stage	(67,248)	(52,983)

Total stockholders’ deficit	(48,636)	(34,457)

Total liabilities and stockholders’ deficit	$16,673	$21,117

The accompanying notes are an integral part of these unaudited condensed financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Six Months Ended		For the Period from August 31, 2000 (Inception) through June 30, 2003 (Cumulative)
	June 30, 2003	June 30, 2002
Operating expenses:
Selling and marketing	$803	$567	$3,042
General and administrative	1,889	1,857	9,239
Research and development	11,363	12,092	54,248

Total operating expenses	14,055	14,516	66,529

Loss from operations	(14,055)	(14,516)	(66,529)

Other income (expense):
Interest income	61	327	1,286
Interest expense	(254)	(457)	(1,940)
Other expense	(4)	(1)	(21)

Total other expense	(197)	(131)	(675)

Net loss	(14,252)	(14,647)	(67,204)

Accretion of Series B Redeemable Convertible Preferred Stock	13	13	44

Net Loss Attributable to Common Stockholders	$(14,265)	$(14,660)	$(67,248)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended		For the Period from August 31, 2000 (Inception) through June 30, 2003 (Cumulative)
	June 30, 2003	June 30, 2002
Cash flows from operating activities:

Net loss	$(14,252)	$(14,647)	$(67,204)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	1,363	1,234	4,631
Amortization of discount on secured notes payable	58	57	614
Warrants issued in connection with renewal of secured notes	—	41	41
Stock compensation expense	5	46	278
Loss on disposal of fixed assets	26	—	34
Changes in assets and liabilities:
Restricted cash	—	298	(81)
Prepaids and other current assets	(137)	(67)	(292)
Other assets	135	(42)	(489)
Deferred rent	(153)	—	(306)
Customer deposit		—	1,000
Accounts payable	(611)	(220)	746
Accrued liabilities	234	527	1,350

Net cash used by operating activities	(13,332)	(12,773)	(59,678)

Cash flows from investing activities:
Property and equipment purchases	(860)	(885)	(8,511)

Net cash used by investing activities	(860)	(885)	(8,511)

Cash flows from financing activities:
Net proceeds from issuance of Series C convertible preferred stock	11,536	—	11,536
Net proceeds from issuance of Series A redeemable preferred stock	—	10,232	16,715
Net proceeds from issuance of Series B redeemable preferred stock	—	—	45,218
Proceeds from issuance of common stock	81	40	208
Repurchase of common stock			(18)
Proceeds from convertible notes			4,100
Proceeds from issuance of secured notes payable	—	1,169	7,583
Repayment of secured notes payable	(1,495)	(1,278)	(5,493)

Net cash provided by financing activities	10,122	10,163	79,849

Net decrease in cash and cash equivalents	(4,070)	(3,495)	11,660
Cash and cash equivalents, beginning of period	15,730	34,564	0

Cash and cash equivalents, end of period	$11,660	$31,069	$11,660

The accompanying notes are an integral part of these unaudited condensed financial statements.

SANERA SYSTEMS, INC.

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(tabular amounts in thousands)

Note 1 – Background and Basis of Presentation

Sanera Systems, Inc. (the “Company”) was incorporated in Delaware on August 31, 2000 and is engaged in the development of reliable and scalable data center switches for storage area networks.

As of June 30, 2003, the Company is in the development stage and its financial statements are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is subject to risks associated with a development stage enterprise, including the need to successfully develop, demonstrate and refine its products, develop its marketing and distribution channels, recruit and retain key employees, and continue to raise financing sufficient to accomplish its business objective.

The accompanying financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the Company’s annual financial statements have been condensed or omitted. For further information, please refer to and read these interim financial statements in conjunction with the Company’s audited financial statements for the year ended December 31, 2002. The unaudited condensed financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows of the Company for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the entire fiscal year or future periods.

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $14,265,000 and $14,660,000 for the six months ended June 30, 2003 and 2002, respectively. In addition, cash used for operating activities totaled $13,332,000 and $12,773,000 for the six months ended June 30, 2003 and 2002, respectively. The Company is expected to continue to experience net losses and negative cash flows at least through December 31, 2003. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern. Management believes the Company will be able to continue operations by the successful implementation of its plan to generate revenue and ultimately attain profitable operations. In addition, the Company will seek debt or equity financing; however, there can be no assurances as to the ability of the Company to implement its operating plan and that additional financing, if needed, will be available on acceptable terms, or at all.

Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. The statement also amends the disclosure provisions of that statement and requires disclosure of the pro forma effect in interim financial statements. The Company adopted SFAS No. 148 for the fiscal year ended December 31, 2002, and the adoption did not have a material impact on the Company’s financial condition or results of operations. The Company plans to continue to account for its stock-based compensation under the recognition and measurement principles of APB Opinion No. 25. Accordingly, the alternative methods of transition provided under SFAS No. 148 are not expected to impact the Company. The quarterly disclosure provision of SFAS No. 148 for 2003 is included in Note 2, below.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures, in its statement of financial position, certain financial instruments with characteristics of both liabilities and equity and further requires than issuer classify as a liability (or an asset in come circumstances) financial instruments that fall within its scope because that financial instrument embodies an obligation of the issuer. Many such instruments were previously classified as equity. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For mandatorily redeemable financial instruments of a nonpublic entity, this Statement is effective for existing or new contracts for fiscal periods beginning after December 15, 2003. The Statement is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance of the date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company believes that the adoption of this standard will not have a material impact on its financial statements.

Note 2 – Stock-Based Compensation

The Company maintains a stock option and restricted stock plan (the Plan) which provides for the grant of stock options, restricted stock and other stock based awards to directors, officers , other employees and consultants as determined by the compensation committee of the Board of Directors. The Company accounts for this Plan according to Accounting Principles Board Opinion No. 25, Accounting for Stock Issues to Employees (APB 25), and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123 as amended by SFAS No. 148. Any deferred stock compensation calculated pursuant to APB 25 is amortized ratably over the vesting period of the individual options, generally four years. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123.

	Six Months Ended,		Cumulative
	June 30, 2003	June 30, 2002	June 30, 2003
Net loss, as reported	$(14,252)	$(14,647)	$(67,204)
Add: Total stock-based employee compensation expense included in net income as determined under the intrinsic value method, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(50)	(41)	(253)

Pro forma net loss	$(14,302)	$(14,688)	$(67,457)

Note 3 – Stockholders’ Equity

In June 2003, the Company issued 32,018,192 shares of Series C redeemable convertible preferred stock at $0.3603 per share totaling $11,536,154.

Note 4 – Commitments and Contingencies

From time to time, the Company is subject to claims arising in the ordinary course of business. In the opinion of management, no such matter, individually or in the aggregate, exists which is expected to have a material effect on the Company’s consolidated results of operations, financial position or cash flows.

Note 5 – Subsequent Event

In July 2003 and September 2003, the Company issued 16,552,445 and 5,060,895 shares of Series C redeemable convertible preferred stock respectively at $0.3603 per share resulting in proceeds totaling $7,787,284.

On September 30, 2003, McDATA Corporation completed its acquisition of the Company in exchange for $110.2 million in cash (net of cash received) and assumption of approximately $11.6 million of debt and liabilities.

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